Exhibit 11

     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the inclusion in this Post-Effective Amendment Number 17 to Registration Statement Number 33-5501 (Form N-1A) of our report dated November 26, 1997, on the financial statements and financial highlights of The Rodney Square Strategic Fixed-Income Fund for the fiscal year ended October 31, 1997, included in the 1997 Annual Report to Shareholders.




Philadelphia, Pennsylvania
December 19, 1997